EXHIBIT 4.5

AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Amendment”), which amends the Amended and Restated Stockholders’ Agreement, dated as of March 29, 2007, by and among Nexsan Corporation, a Delaware corporation (the “Corporation”) the Series C Investors (as defined therein), the Series A Investors (as defined therein), the Evertrust Stockholder (as defined therein) and the Prior Stockholders (as defined therein) (the “Stockholders’ Agreement”), is entered into this 30th day of April, 2009 by and among the Corporation, the Series C Investors, the Series A Investors, the Evertrust Stockholder and those Prior Stockholders, listed on the signature pages hereto, on behalf of all the parties to the Stockholders’ Agreement.

RECITALS

WHEREAS, Section 5.7 of the Stockholders’ Agreement provides that it may be amended pursuant to a writing signed by (i) the Corporation, (ii) the holders of two-thirds of the then outstanding Series A Preferred Shares (as defined therein) and Series C Preferred Shares (as defined therein), voting together as a single class, and (iii) the holders of at least a majority of the shares of Common Stock held by the Prior Stockholders (the “Minimum Required Stockholders”);

WHEREAS, the Corporation has determined it to be advisable and in the best interests of the Corporation to create an independent seat on the Board of Directors, which requires an amendment to Section 2.1 of the Stockholders’ Agreement to increase the number of authorized directors from eight to nine and to provide for the manner of designation and election of the independent director; and

WHEREAS, the Corporation and the Minimum Required Stockholders hereby desire to amend Section 2.1 of the Stockholders’ Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual promises, and all other terms and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment of Section 2.1(a) of the Stockholders’ Agreement. The following clause shall replace Section 2.1(a) of the Stockholders’ Agreement in its entirety:

“(a)       The Corporation and the Stockholders shall take such corporate actions as may be reasonably required to ensure that (i) the number of directors constituting the Board is at all times nine (9), and (ii) the presence of five (5) directors is required to constitute a quorum of the Board.”

2. Amendment of Section 2.1(b) of the Stockholders’ Agreement. Section 2.1(b)(vii) shall be moved to a new Section 2.1(b)(viii) and the following clause shall replace Section 2.1 (b)(vii) of the Stockholders’ Agreement in its entirety:

“(vii)       One member of the Board shall be an individual designated by a majority vote of the Board (exclusive of such director), and determined by the Board to be independent, and elected by the holders of the Corporation’s outstanding Series A Preferred Shares, Series C Preferred Shares and Common Stock, voting together as a single class on an as-if converted basis.”

3. Stockholders’ Agreement. Except as expressly amended hereby, the Stockholders’ Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Stockholders’ Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

4. Entire Agreement. This Amendment and the Stockholders’ Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to any conflicts of laws principles that would result in the application of the law of any other jurisdiction.  In the event of any dispute arising out of or relating to this Amendment, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the New York branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration (the “JAMS Rules”) and heard before one arbitrator.  The parties shall attempt to select the arbitrator by agreement of the Minimum Required Stockholders.  In the event they fail or are unable to agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules.  Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

THE COMPANY
NEXSAN CORPORATION

By:	/s/ Philip Black
Philip Black, Chief Executive Officer

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

By:
Jacques Bernier
Senior Vice-President Information
Technologies, Telecommunications and
Industrial Innovations

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.
By: VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV, L.P.
By: VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.
By: VantagePoint Venture Associates IV, L.L.C., its General Partner

By:	/s/ Alan E. Salzman

Name:	Alan E. Salzman

Title:	Managing Member

RRE VENTURES III, LP

By:	/s/ Andrew Zalasin
Name: Andrew Zalasin
Title: General Partner

RRE VENTURES FUND III, LP

By:	/s/ Andrew Zalasin
Name: Andrew Zalasin
Title: General Partner

RRE VENTURES III-A, LP

By:	/s/ Andrew Zalasin
Name: Andrew Zalasin
Title: General Partner

FIRST GEN-E SERVICIOS DE CONSULTORIA SA
By: Gen-e Management Ltd.

By:	/s/ Domenico Grassi
Name: Domenico Grassi
Title:

STOCKHOLDERS:

FOR INDIVIDUALS:

Martin Boddy
Print Name

/s/ Martin Boddy
Signature

FOR CORPORATIONS:

Name of Company

Name of Officer of Company

Signature of Officer

FOR PARTNERSHIPS:

Beechtree Capital LLC
Name of Partnership

/s/ George M. Weiss
Signature of Authorized Partner

FOR TRUSTS:

Name of Trust

Name of Authorized Trustee

Signature of Authorized Trustee

PRIOR STOCKHOLDERS:

FOR INDIVIDUALS:

Giovanni Saladino
Print Name

/s/ Giovanni Saladino
Signature

FOR CORPORATIONS:

Name of Company

Name of Officer of Company

Signature of Officer

FOR PARTNERSHIPS:

CDLM Investments Ltd.
Name of Partnership

/s/ George M. Weiss
Signature of Authorized Partner

FOR TRUSTS:

Name of Trust

Name of Authorized Trustee

Signature of Authorized Trustee

PRIOR STOCKHOLDERS:

FOR INDIVIDUALS:

Print Name

Signature

FOR CORPORATIONS:

Name of Company

Name of Officer of Company

Signature of Officer

FOR PARTNERSHIPS:

CDLM — Weiss Associates
Name of Partnership

/s/ George M. Weiss
Signature of Authorized Partner

FOR TRUSTS:

Name of Trust

Name of Authorized Trustee

Signature of Authorized Trustee

PRIOR STOCKHOLDERS:

FOR INDIVIDUALS:

Print Name

Signature

FOR CORPORATIONS:

Name of Company

Name of Officer of Company

Signature of Officer

FOR PARTNERSHIPS:

DLG Investment Partnership
Name of Partnership

/s/ George Weiss
Signature of Authorized Partner

FOR TRUSTS:

Name of Trust

Name of Authorized Trustee

Signature of Authorized Trustee